Chisholm Bierwolf & Nilson, LLC
Certified Public Accountants

533 West 2600 South, Suite 25
Bountiful, Utah 84010
Phone: (801) 292-8756
Fax: (801) 292-8809

September 11, 2006

Securities and Exchange Commission
Washington, DC 20549

Re: VoxPath Holdings, Inc.

Gentlemen:

We have read Item 4 "*CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS*" contained in Voxpath Holdings Inc.'s Form 8-K dated August 30, 2006, and are in agreement with the statements contained therein as they relate to our firm.

Very truly yours,
Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson,
Bountiful, Utah